SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2002

ENVIRO-ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

000-30069

95-4520761

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

3897 Cinco Amigos, Santa Barbara, CA

(Address of principal executive offices)

Registrant's telephone number, including area code   (805) 682-4839

2121 N. Water Works, Spokane, WA 99220     (509) 536-1875

(Former name or former address, if changed since last report)

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a)

Previous Independent Accountant

The registrant has engaged LeMaster & Daniels, PLLC, 700-800 Seafirst Financial Center, 601 West Riverside Avenue, Spokane, Washington 99201, as its principal accountants to replace its former principal accountant, Beckstead and Watts, LLP.  The former accountant was notified of their dismissal on December 18, 2002.

No accountant’s report on the financial statements for the past two years contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except the accountant’s report prepared by Beckstead & Watts, LLP did contain a going concern qualification; such financial statements did not contain any adjustments for uncertainties stated therein.

During the prior two fiscal years, and the subsequent interim period ending December 18, 2002, there were no disagreements with Beckstead and Watts, LLP on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure, which if not resolved to the satisfaction of Beckstead and Watts, LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.  During the past two fiscal years and the subsequent interim period ending December 18, 2002, there were no “reportable events” as defined in Regulations S-K Item 304 (a)(1)(v).

The Registrant has complied with the requirements of Item 304(a)(3) of Regulation SB with regard to providing the former accountant with a copy of the disclosure it is making in response to this Item and has requested the former accountant to furnish a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant and, if not, stating the respects in which it does not agree.  The letter shall be filed with the Commission within ten business days after the filing of this report. Notwithstanding the ten business day period, the letter shall be filed within two days of receipt.

The change in accountants was approved by the board of directors.

(b)

New Independent Accountants

Enviro-Energy Corporation engaged LeMaster & Daniels, PLLC as the Company’s principal accountant effective January 9, 2003.  During the registrant’s two most recent fiscal years and the subsequent interim period prior to January 9, 2003 appointment of LeMaster & Daniels, neither the company nor anyone on its behalf consulted with LeMaster & Daniels regarding either (I) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company by LeMaster & Daniels that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined to Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to 304 of Regulation S-K, or a reportable event, as that term is defined in Item (a)(1)(v) of Regulation S-K.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

b) Pro forma financial information.

Not applicable.

(c) Exhibits.

16.1  Letter of Beckstead and Watts, LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 11, 2003

16.1 Letter of Beckstead and Watts, LLP (below)

Beckstead and Watts, LLP

Certified Public Accountants

3340 Wynn Road, Ste. B

Las Vegas, NV 89102

702.257.1984

702.362.0540 fax

February 11, 2003

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for Enviro-Energy Corporation (formerly "ThermaFreeze, Inc.") (the "Company") and reported on the financial statements of the Company for the years ended December 31, 2001 and 2000 and for the nine months ended September 30, 2002.  Effective December 18, 2002, our appointment as principal accountants was terminated.

We have read the Company's statements included under Item 4 of its Form 8-K/A dated December 18, 2002, and we agree with such statements, except that we are not in a position to agree or disagree with the Company's statement that the change was approved by the Audit Committee of the Board of Directors or that the firm LeMaster Daniels, PLLC was not engaged regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2).

Very truly yours,

/s/ G. Brad Beckstead, CPA

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G. Brad Beckstead, CPA

Partner